                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 30, 2005


                              WCA Waste Corporation
             (Exact name of registrant as specified in its charter)


          Delaware                    000-50808               20-0829917
-------------------------------      -----------         --------------------
(State or other jurisdiction of      (Commission            (IRS Employer
        incorporation)               File Number)        Identification No.)

   One Riverway, Suite 1400
        Houston, Texas                                         77056
---------------------------------------                      ----------
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (713) 292-2400

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

                  This Form 8-K/A is filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by WCA Waste Corporation ("WCA") under Items 1.01, 2.01, 2.03, 3.02 and 9.01 on October 6, 2005 (the "Initial 8-K").
The information included in the Initial 8-K is incorporated by reference. Amendment No. 1 is being filed to include the financial information required under Item 9.01.


ITEM 9.01. Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired.

      The Audited Consolidated Financial Statements of Meyer & Gabbert Excavating Contractors, Inc. ("MG") as of and for the year ended December 31, 2004, are attached hereto as Annex II.

      The Unaudited Consolidated Statements of Income for the three and nine months ended September 30, 2005 and 2004, Cash Flows of MG for the nine months ended September 30, 2005 and 2004, and the Unaudited Consolidated Balance Sheet of MG as of September 30, 2005, are attached hereto as Annex III.

(b)   Pro Forma Financial Information.

      Pro forma financial information of the WCA Waste Corporation as of December 31, 2004 and September 30, 2005 is attached hereto as Annex I.

(c)   Not applicable


(d)   Exhibits.

Exhibit No.                   Description
-----------       ----------------------------------------

2.1 * + **      Closing and Asset Purchase Agreement dated October 4, 2005 among
                WCA of Florida, Inc., Meyer & Gabbert Excavating Contractors,
                Inc., Leonard Meyer, Jr.; and James Gabbert (incorporated by reference to Exhibit 2.1 to WCA's Current Report on Form 8-K
                (File No. 000-50808) filed with the SEC on October 6, 2005).

2.2 + **        Agreement and Plan of Merger, dated September 30, 2005, WCA
                Waste Corporation, WCA of Central Florida, Inc., WCA Management
                Company, L.P., Waste Corporation of America, LLC and WCA of
                Central Florida, Inc. (incorporated by reference to Exhibit 2.2 to WCA's Current Report on Form 8-K (File No. 000-50808) filed with the SEC on October 6, 2005).

10.1 **         Solid Waste Disposal Agreement dated October 3, 2005 between
                Waste Corporation of America LLC and WCA Waste Corporation
                (incorporated by reference to Exhibit 10.1 to WCA's Current
                Report on Form 8-K (File No. 000-50808) filed with the SEC on
                October 6, 2005).




* Confidential treatment has been requested with respect to certain information contained in this agreement.

+ Pursuant to Item 601(b)(2) of Regulation S-K, WCA agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

**  Previously filed.

                                                                         ANNEX I


     The following unaudited pro forma consolidated financial statements as of September 30, 2005, and for the year ended December 31, 2004 and the nine-month period ended September 30, 2005, illustrate the effect of the acquisitions of Meyer & Gabbert Excavating Contractors, Inc. ("MG"), and Material Reclamation, LLC and certain affiliates ("MRR"), as described in Note 1 to the unaudited pro forma financial statements. The unaudited pro forma consolidated balance sheet as of September 30, 2005, has been prepared assuming that the acquisition was consummated as of September 30, 2005. The unaudited pro forma consolidated statements of income for the year ended December 31, 2004 and nine-month period ended September 30, 2005, have been prepared assuming that the transaction was consummated as of January 1, 2004 and 2005, respectively. The pro forma adjustments related to MRR for the nine months ended September 30, 2005 represent pro forma operations from January 1, 2005 to the date of the MRR acquisition on April 1, 2005.

     The historical results of our operations have been derived from our consolidated financial statements. The historical results of MRR and MG have been derived from their respective consolidated financial statements.

     MG's operations include a construction and demolition landfill operation and a six-truck hauling operation. The landfill was temporarily opened during the fourth quarter of 2004 to accept emergency waste created from hurricanes in the area. The full permit was issued in April 2005, therefore the historical results of operations do not reflect the level of activity that was in effect at the time of the acquisition nor have any pro forma adjustments been made to reflect such current or anticipated future volume levels.

     The pro forma adjustments and the resulting unaudited pro forma financial statements are based upon available information and certain assumptions and estimates as described in the Notes to the Unaudited Pro Forma Financial Statements. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments reflected in the pro forma information are preliminary and have been made solely for the purposes of developing such information. As indicated in Note 3(B) to the pro forma financial statements, consistent with the Company's accounting policy, the majority of the purchase price was allocated to the landfills. The unaudited pro forma financial statements and the notes thereto should be read in conjunction with our and MG's historical consolidated financial statements.

     The unaudited pro forma consolidated statements of income do not include and they do not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred at the beginning of the periods presented, or the results that may be obtained in the future.

                              WCA Waste Corporation
                 Unaudited Pro Forma Consolidated Balance Sheet
                            As of September 30, 2005
                                 (In thousands)




                                                                                                         PRO FORMA
                                                                                  HISTORICAL            ADJUSTMENTS     COMBINED
                                                                        ---------------------------    ------------
                                                                            WCA             MG
ASSETS

CURRENT ASSETS
               Cash and cash equivalents                                $       289     $     2,121     33,459  (A)
                                                                                                       (35,566) (B)    $       303
               Accounts receivable, net                                      13,489           2,059     (1,331) (B)         14,217
               Prepaid insurance                                              3,953              --                          3,953
               Other current assets                                              --              76        (76) (B)             --
                                                                        -----------     -----------                    -----------

                            TOTAL CURRENT ASSETS                             17,731           4,256                         18,473
                                                                        -----------     -----------                    -----------

Property and equipment                                                      190,402           9,562     23,794  (B)        223,758
Accumulated depreciation                                                    (42,403)         (1,726)     1,726  (B)        (42,403)
Cost in excess of fair value of assets acquired, net                         52,796              --      1,156  (B)         53,952
Other intangible assets                                                       4,038                        529  (B)          4,567
Costs incurred on possible acquisitions                                         841              --       (317) (A)            524
Deferred financing costs                                                      3,431                                          3,431
Deferred tax asset                                                              567              --                            567
Other noncurrent assets                                                       1,661             277       (277) (B)          1,661
                                                                        -----------     -----------                    -----------
                            TOTAL ASSETS                                $   229,064     $    12,369                    $   264,530
                                                                        ===========     ===========                    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
               Accounts payable                                         $     4,985     $       266       (266) (B)    $     4,985
               Accrued liabilities and other                                  6,110             113       (113) (B)
                                                                                                           275  (B)          6,385
               Accrued retirement obligation - closure                          448              --                            448
               Note payable                                                     145              --                            145
               Current portion of long-term debt                              1,543             460       (460) (B)          1,543
                                                                        -----------     -----------                    -----------
                            TOTAL CURRENT LIABILITIES                        13,231             839                         13,506
                                                                        -----------     -----------                    -----------

               Long-term debt, less current portion                         130,668           4,785     33,142  (A)
                                                                                                        (4,785) (B)        163,810
               Asset retirement obligation-closure/post closure               2,119                         37  (B)          2,156
                                                                        -----------     -----------                    -----------
                            TOTAL LIABILITIES                               146,018           5,624                        179,472
                                                                        -----------     -----------                    -----------


STOCKHOLDERS' EQUITY

               Common stock                                                     156              --          2  (B)            158
               Additional paid-in capital                                    79,962              20      1,990  (B)         81,972
               Additional paid-in capital - unearned comp                    (1,562)             --                         (1,562)
               Retained earnings                                              4,490           6,725     (6,725) (B)          4,490
                                                                        -----------     -----------                    -----------
                            TOTAL STOCKHOLDERS' EQUITY                       83,046           6,745                         85,058
                                                                        -----------     -----------                    -----------
                            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $   229,064     $    12,369                    $   264,530
                                                                        ===========     ===========                    ===========

   The accompanying notes are an integral part of this financial statement.

                             WCA Waste Corporation
              Unaudited Pro Forma Consolidated Statement of Income
                      For The Year Ended December 31, 2004
                    (In thousands, except per share amounts)




                                                             HISTORICAL                    PRO FORMA ADJUSTMENTS          COMBINED
                                                  ----------------------------------     ---------------------------     ----------
                                                     WCA          MRR           MG            MRR           MG
Revenue                                           $ 73,461     $  5,960     $ 12,080     $     --        $     --          91,501

Expenses:
       Cost of services                             50,387        2,329        8,283          278 (C)          --          61,277
       Depreciation and amortization                 8,828        1,038          995          359 (D)         436 (D)      11,656
       General and administrative                    4,751          278           --         (278)(C)          --           4,751
       Non-cash compensation charge                 11,532           --           --           --              --          11,532
                                                  --------     --------     --------     --------        --------        --------
                                                    75,498        3,645        9,278          359             436          89,216
                                                  --------     --------     --------     --------        --------        --------
                 Income (loss) from operations      (2,037)       2,315        2,802         (359)           (436)          2,285
                                                  --------     --------     --------     --------        --------        --------

Other income (expense):
       Interest expense                             (5,071)        (484)         (76)      (1,339)(E)      (1,435)(E)      (8,405)
       Other income, net                               268           77          (28)                          --             317
                                                  --------     --------     --------     --------        --------        --------
                                                    (4,803)        (407)        (104)      (1,339)         (1,435)         (8,088)
                                                  --------     --------     --------     --------        --------        --------

Income (loss) from operations before tax            (6,840)       1,908        2,698       (1,698)         (1,871)         (5,803)

Income tax expense (benefit)                        (2,476)          --           --           76 (F)         300 (F)      (2,100)
                                                  --------     --------     --------     --------        --------        --------

                 Net income (loss)                $ (4,364)    $  1,908     $  2,698     $ (1,774)       $ (2,170)       $ (3,703)
                                                  ========     ========     ========     ========        ========        ========

Basic Earnings Per Share                          $  (0.38)                                                              $  (0.31)
Diluted Earnings Per Share                           (0.38)                                                                 (0.31)

Weighted Average Shares Outstanding
        Basic                                       11,599                                                    237 (G)      11,836
        Diluted                                     11,599                                                    237 (G)      11,836



     The accompanying notes are an integral part of this financial statement.

                              WCA Waste Corporation
              Unaudited Pro Forma Consolidated Statement of Income
                  For The Nine Months Ended September 30, 2005
                    (In thousands, except per share amounts)




                                                               HISTORICAL                PRO FORMA ADJUSTMENTS        COMBINED
                                                 --------------------------------------------------------------       --------
                                                  WCA           MRR            MG         MRR            MG

Revenue                                        $ 81,435     $  1,785     $ 10,613     $     --        $     --        $ 93,833

Expenses:
        Cost of services                         52,482          706        7,225           --              --        $ 60,413
        Depreciation and amortization            10,411          276          731          158 (D)         342 (D)    $ 11,918
        General and administrative                5,520           --           --           --              --        $  5,520
        Stock Based Compensation                    320           --           --           --              --        $    320
                                               --------     --------     --------     --------        --------        --------
                                                 68,733          982        7,956          158             342          78,171
                                               --------     --------     --------     --------        --------        --------
              Income (loss) from operations      12,702          803        2,657         (158)           (342)         15,662
                                               --------     --------     --------     --------        --------        --------

Other income (expense):                                                                                     --              --
        Interest expense                         (7,921)        (136)        (217)        (334)(E)      (1,132)(E)      (9,740)
        Other expense, net                           27           (2)         284           --              --             309
                                               --------     --------     --------     --------        --------        --------
                                                 (7,894)        (138)          67         (334)         (1,132)         (9,431)
                                               --------     --------     --------     --------        --------        --------

Income (loss) from operations before tax          4,808          665        2,724         (492)         (1,474)          6,231

Income tax expense (benefit)                      1,893           --           --           68 (F)         492 (F)       2,453
                                               --------     --------     --------     --------        --------        --------


              Net income (loss)                $  2,915     $    665     $  2,724     $   (560)       $ (1,966)       $  3,778
                                               ========     ========     ========     ========        ========        ========



Basic Earnings Per Share                       $   0.19                                                               $   0.24
Diluted Earnings Per Share                         0.19                                                                   0.24

Weighted Average Shares Outstanding
         Basic                                   15,343                                                    237 (G)      15,580
         Diluted                                 15,382                                                    237 (G)      15,619



    The accompanying notes are an integral part of this financial statement.
                              WCA Waste Corporation

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   BACKGROUND:

     On April 1, 2005, WCA consummated the acquisition of the membership interests of Material Reclamation, LLC and certain affiliates ("MRR"). Total consideration for the acquisition was approximately $40.0 million including $1.0 million for working capital and $0.3 in transaction costs. Initial payments and transaction costs totaling $1.8 million had been made as of March 31, 2005 and are included in the historical balance sheet of the Company as "Costs incurred on possible acquisitions". The purchase price was funded through the Company's then-existing $160.0 million credit facility. MRR owns two construction and demolition landfills, two transfer stations and two material recovery facilities in North Carolina. One landfill began operating in October 2003 and the other began operating in February 2004.

     On October 3, 2005, WCA consummated the acquisition of Meyer & Gabbert Excavating Contractors, Inc. ("MG"). Total consideration for the acquisition was $35.7 million including $0.7 million for working capital and $0.6 million in transaction costs. Initial payments and transaction costs totaling $0.3 million had been made as of September 30, 2005 and are included in the historical balance sheet of the Company as "Costs incurred on possible acquisitions". The purchase price was funded through the Company's revolving credit facility. MG owns a 250 acre landfill and a six-truck collection operation near Sarasota, Florida. The landfill had emergency operations during the fourth quarter of 2004 to accept emergency waste created from hurricanes in the area. The full permit was issued in April 2005.

2.   BASIS OF PRESENTATION:

     The accompanying unaudited pro forma balance sheet has been prepared assuming that the MG acquisition and the related financing transactions occurred as of September 30, 2005. The accompanying unaudited pro forma statements of income for the year ended December 31, 2004 and the nine-month period ended September 30, 2005, has been prepared assuming that the MRR and MG acquisitions were consummated as of January 1, 2004 and 2005, respectively.

3.   PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS:

     The unaudited pro forma financial statements reflect the following pro forma adjustments related to the acquisition and the related financing transactions:

     (A) Receipt of aggregate proceeds of $33.1 million from our credit facility and $0.3 million of costs that were previously financed through the Company's credit facility prior to September 30, 2005.

     (B) Entry to reflect (1) the acquisition of MG for total consideration of approximately $35.7 million including $0.6 million in transaction costs (2) the allocation of the purchase price to the assets/liabilities acquired (3) the elimination of the assets/liabilities retained by the seller and other current and non-current assets, accounts payable, and accrued liabilities, and (4) the elimination of the historical equity of MG. All of MG's outstanding debt was repaid by the seller with purchase price proceeds. Based on preliminary determinations of the fair values of assets acquired, the preliminary purchase price allocation is as follows:


Purchase Price:
 Cash                                     $  32.4
 Working Capital Adjustment                   0.7
 Paid Transaction Costs                       0.3
                                          -------
      Cash Purchase Price                    33.4
 Accrued Transaction Costs                    0.3
 Common Stock                                 2.0
                                          -------

      Total Consideration                 $  35.7
                                          =======

Purchase Price Allocation:

Fair Value of Assets:
   Property and Equipment
     Landfill                              $ 20.3
     Land                                     9.5
     Buildings                                1.0
     Vehicles and machinery                   2.5
   Goodwill & other intangibles               1.7
   Accounts Receivable                        0.7
                                          -------
Net assets                               $   35.7
                                          =======

     (C) Entry to classify field MRR's general and administrative expenses to cost of services to conform to Company presentation.

     (D) Increase in depreciation and amortization due to depreciation on step up in basis of assets over remaining useful lives and accretion of landfill value over portion used in period in accordance with Company policy.

     (E) Increase in interest expense, net, due to the increased indebtedness from the Company's credit facility based on the average borrowing costs for such periods and the elimination of MRR's and MG's historical interest expense. The average interest rate for the year ended December 31, 2004 and the nine-months ended September 30, 2005 was 4.6% and 5.5%, respectively.

     (F) To provide for taxes on historical results and for the effects of pro forma adjustments herein, utilizing the Company's effective tax rate for each period.

     (G) To reflect the shares issued to MG as partial consideration for the purchase price.

                                                                        ANNEX II

October 17, 2005




TO THE BOARD OF DIRECTORS OF
Meyer & Gabbert Excavating Contractors, Inc.
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have audited the accompanying consolidated balance sheet of Meyer & Gabbert Excavating Contractors, Inc. as of December 31, 2004, and the related consolidated statements of operations and changes in retained earnings, comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meyer & Gabbert Excavating Contractors, Inc. as of December 31, 2004, and the results of its consolidated operations and its consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/S/ Bobbitt, Pittenger & Company, P.A.

Sarasota, Florida

Certified Public Accountants

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.

                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                     $    693,090
   Securities available for sale                                       65,176
   Accounts receivable                                              2,026,652
   Related party receivable                                           359,806
   Inventories                                                          4,000
   Notes receivable - employees                                       129,170
                                                                 ------------
TOTAL CURRENT ASSETS                                                3,277,894

LAND, BUILDINGS AND EQUIPMENT - net                                 7,216,997

OTHER ASSETS
   Deposits                                                            27,224
                                                                 ------------

TOTAL ASSETS                                                     $ 10,522,115
                                                                 ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                              $    436,198
   Accrued expenses                                                   103,612
   Current portion of notes and obligations                           460,367
                                                                 ------------

TOTAL CURRENT LIABILITIES                                           1,000,177

NOTES AND OBLIGATIONS, long-term                                    4,756,469
                                                                 ------------

TOTAL LIABILITIES                                                   5,756,646
                                                                 ------------

STOCKHOLDERS' EQUITY
   Common stock, $1 par value:
   (500 shares authorized, issued and outstanding)                        500
   Additional paid-in-capital                                          19,500
   Retained earnings                                                4,751,891
   Accumulated other comprehensive income (loss)                       (6,422)
                                                                 ------------

TOTAL EQUITY                                                        4,765,469
                                                                 ------------

TOTAL LIABILITIES AND EQUITY                                     $ 10,522,115
                                                                 ============

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                        AND CHANGES IN RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2004



REVENUE
                                                         $ 12,079,979
COST OF REVENUE
                                                            5,692,891
                                                         ------------
GROSS PROFIT
                                                            6,387,088
OPERATING EXPENSES
                                                            3,584,864
                                                         ------------
INCOME FROM OPERATIONS
                                                            2,802,224
                                                         ------------
OTHER INCOME (EXPENSE)
   Interest income
   Other income                                                14,816
   Interest expense                                               364
   Other expense                                              (91,398)
                                                              (28,170)
                                                         ------------
TOTAL OTHER INCOME (EXPENSE)
                                                             (104,388)
                                                         ------------
NET INCOME
                                                            2,697,836
RETAINED EARNINGS,
   Beginning of year
                                                            2,541,919
   Distributions
                                                              487,864
                                                         ------------
RETAINED EARNINGS,
   End of year
                                                         $  4,751,891
                                                         ============


                 See notes to consolidated financial statements
                                       -3-

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2004


NET INCOME                                                                       $2,697,836

Other comprehensive loss:
Unrealized losses on securities                                                      (6,422)
                                                                                -----------

COMPREHENSIVE INCOME                                                             $2,691,414
                                                                                ===========


                 See notes to consolidated financial statements
                                       -4-

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

RECONCILIATION OF NET INCOME TO NET
   CASH PROVIDED BY OPERATING ACTIVITIES

NET INCOME                                                    $ 2,697,836

ADJUSTMENTS TO RECONCILE NET INCOME TO
NET CASH PROVIDED BY OPERATING ACTIVITIES
   Depreciation                                                   994,809
   Increase in receivables                                     (1,901,959)
   Increase in inventory                                           (4,000)
   Increase in accounts payable                                   416,568
   Increase in accrued expenses                                    42,231
                                                              -----------

NET CASH PROVIDED
   BY OPERATING ACTIVITIES                                      2,245,485
                                                              -----------

   CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of land, buildings and equipment                 (5,400,791)
                                                              -----------

NET CASH USED BY INVESTING ACTIVITIES                          (5,400,791)
                                                              -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Repayment of loan by employee                                    3,590
   Borrowings of debt                                           4,246,518
   Repayment of notes and equipment obligations                  (455,498)
   Distributions to stockholders                                 (487,864)
                                                              -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                       3,306,746
                                                              -----------

INCREASE IN CASH AND CASH EQUIVALENTS                             151,440

CASH AND CASH EQUIVALENTS,
   beginning of year                                              541,650
                                                              -----------

CASH AND CASH EQUIVALENTS,
   end of year                                                $   693,090
                                                              ===========

SUPPLEMENTAL DISCLOSURE:
INTEREST PAID                                                 $    91,398
                                                              ===========

                 See notes to consolidated financial statements
                                       -5-

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Meyer & Gabbert Excavating Contractors, Inc. (the "Company") and its wholly-owned subsidiaries, M & G Investment Properties, LLC and M & G Disposal Facilities, LLC are engaged primarily in recycling and excavating in Sarasota, Manatee and DeSoto Counties and is Sarasota County's construction and demolition debris recycling contractor. The Company currently has four facilities.

Consolidation

The consolidated financial statements include the accounts of the Company and it wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenues at the Company are recognized on the accrual method of accounting which is recorded when debris is delivered to the recycling centers or sold from the recycling centers. Revenue from Sarasota and Manatee counties are recorded on a monthly basis based on recycled tonnage.

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. Accounts receivable are non-interest bearing. Based on management's evaluation of uncollected accounts receivable, bad debts are charged off when balances are determined to be uncollectible. There are no accounts deemed uncollectible at December, 2004.

Land, Buildings and Equipment

Land, buildings, related improvements and equipment are recorded at cost. Depreciation and amortization are computed by straight-line and accelerated methods over periods ranging from 5 to 39 years.

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Statement of Cash Flows

For purposes of the statements of cash flows, the Company considers certificates of deposits, money market accounts and repurchase agreements with local banks to be cash equivalents.

Income Taxes

The Company has elected to be taxed as an S Corporation, which has the effect of causing its stockholders to be taxed on the Company's earnings as long as the election is in effect.

Comprehensive Income

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosures of certain financial information that historically has not been recognized in the calculation of net income. For the year ended December 31, 2004, the Company's comprehensive income is presented on the Consolidated Statement of Comprehensive Income, and includes unrealized losses on marketable securities.

NOTE B - INVESTMENT IN SECURITIES

The Company's investments in securities are classified as available for sale. Securities available for sale consist of publicly traded common stock. Unrealized holding losses on securities available for sale were as follows:

                                                                                        Unrealized
                                                      Cost            Fair value           loss
                                                   ----------         ----------       -------------
                                                       $71,598        $65,176             $(6,422)
                                                       =======        =======             =======

NOTE C -- NOTES RECEIVABLE

The company considers all notes receivable collectible. Payments have been received as scheduled. One note in the amount of $121,252 has been received in full as of January 2005. Therefore, no allowance is believed necessary.

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE D - LAND, BUILDINGS AND EQUIPMENT

                                                                                              December 31, 2004
                                                                                              -----------------
Land                                                                                            $  5,408,166
Buildings and site improvements                                                                    1,220,670
Furniture and fixtures                                                                                 6,367
General equipment                                                                                  3,200,637
Trucks and autos                                                                                   1,444,695
                                                                                                ------------
                                                                                                  11,280,535

Less: accumulated depreciation                                                                    (4,063,538)
                                                                                                -------------

                                                                                                $  7,216,997
                                                                                                ============

Depreciation expense for the year ended December 31, 2004, was $994,809.

NOTE E - NOTES AND OBLIGATIONS

Various notes payable to vehicle, equipment and finance companies, interest rates ranging from 0% to 10.25%. Loans are secured by substantially all assets
of the Company and equipment.                                                                   $    876,326

Note payable to a bank with interest at 7.0%. Monthly payments of $2,972,
maturing July 2012. Collateralized by land.                                                          355,872

Note payable to a bank with interest at 6.25%. Monthly payments of $1,158,
maturing August 2028. Collateralized by land.                                                        151,494

Note payable to a bank with interest at prime plus 1% (currently 7.5%). Monthly
payments of $11,233, maturing September 2024. Collateralized by land.                              1,593,144

Note payable to a bank with interest at prime plus 1/2% (currently 7.0%).
Monthly payments of $15,130, maturing November 2029. Collateralized by land.                       2,240,000
                                                                                                ------------

                                                                                                $  5,216,836
                                                                                                ============

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE E - NOTES AND OBLIGATIONS (CONTINUED)

Maturities of long-term debt and obligations are as follows:

         Year Ending
        December 31,
        ------------
             2005                                        $   460,367
             2006                                            388,646
             2007                                            250,382
             2008                                            135,671
             2009                                          3,981,770
                                                         -----------
                                                           5,216,836
             Less Current Portion                           (460,367)
                                                        ------------

                                                          $4,756,469
                                                          ==========

NOTE F - BENEFIT PLAN

The Company has a Simple IRA plan for the benefit of all employees who have earned at least $5,000 and expect to earn at least that much in the subsequent year. Employees can defer up to 3% of their salary to a maximum of $8,000 per year. The Company will match the first 3% of elective employee deferrals, which is immediately vested. Company contributions for the year ended December 31, 2004 were $10,510.

NOTE G - CONCENTRATION OF CREDIT RISK

The Company invests in various financial institutions whose deposits are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. At December 31, 2004, the Company had deposits of approximately $562,000 in excess of FDIC insured limits. The Company routinely invests excess cash in repurchase agreements.

NOTE H -- ADVERTISING

The Company expenses advertising costs as incurred. Total advertising costs for the year ended December 31, 2004 were $39,377.

NOTE I -- COMMITMENTS

The Company has a contract with Sarasota County, Florida to operate the materials recovery facility on the site of the County's landfill. Approximately four years remain on the contract with a three-year renewal option. For 2004, approximately twenty nine percent of the Company's revenue was from this contract. At December 31, 2004 the Company had an unsecured receivable from a governmental entity totaling approximately $1,048,000. Subsequent to year-end the balance was collected in full.

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE J -- RELATED PARTY TRANSACTIONS

Shareholders of the Company are also owners of Cloverdale 4, LLC ("Cloverdale"). Cloverdale purchased services of approximately $177,000 for site development in 2004. Meyer & Gabbert Excavating Contractors paid Cloverdale approximately $108,000 for dump fees in 2004. At December 31, 2004, receivables from Cloverdale totaled approximately $360,000.

Recycled Products Marketing is owned by the family members of the Company's owners. The Company sold $60,000 in steel to Recycled Products Marketing in 2004.

NOTE K - SUBSEQUENT EVENTS

The Company's shareholders executed an agreement to sell most of the assets of the Company. Meyer & Gabbert Excavating Contractors, Inc. will cease to operate in its current form, but will continue to operate as a wholly-owned subsidiary of a publicly-traded entity effective October 3, 2005.

Subsequent to year-end the Company obtained a Letter of Credit for $1,000,000 collateralized by substantially all assets at their Fruitville Road facility.

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                       ANNEX III


                   Meyer & Gabbert Excavating Contractors, Inc
                      Unaudited Consolidated Balance Sheet
                            As of September 30, 2005
                                 (In thousands)



                           ASSETS
         Cash . . . . . . . . . . . . . . . . . . . . . . $    2,121
         Accounts Receivable, Net . . . . . . . . . . . .      2,059
         Other current assets . . . . . . . . . . . . . .         76
                                                          ----------
         Total Current Assets . . . . . . . . . . . . . .      4,256

         Property and Equipment, Net. . . . . . . . . . .      7,836
         Other assets . . . . . . . . . . . . . . . . . .        277
                                                          ----------
         Total Assets . . . . . . . . . . . . . . . . . . $   12,369
                                                          ==========

                  LIABILITIES AND SHAREHOLDERS' EQUITY
         Accounts Payable . . . . . . . . . . . . . . . . $      266
         Accrued Liabilities. . . . . . . . . . . . . . .        113
         Current Portion of Long-term Debt. . . . . . . .        460
                                                          ----------
         Total Current Liabilities  . . . . . . . . . . .        839

         Long-term Debt, Less Current Maturities. . . . .      4,785
                                                          ----------
         Total Liabilities. . . . . . . . . . . . . . . .      5,624

         Common Stock . . . . . . . . . . . . . . . . . .          -
         Additional Paid in Capital . . . . . . . . . . .         20
         Retained Earnings. . . . . . . . . . . . . . . .      6,725
                                                          ----------
                                                               6,745
                                                          ----------
         Total Liabilities and Shareholders' Equity . . . $   12,369
                                                          ==========


                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                   Meyer & Gabbert Excavating Contractors, Inc
                   Unaudited Consolidated Statements of Income
              For The Nine Months Ended September 30, 2005 and 2004
                                 (In thousands)



                                                      Nine Months Ended September 30,
                                                     2005                          2004
                                                  ----------                    ----------
         Revenues. . . . .  . . . . . . . . . . . $  10,613                     $   6,092

         Cost of Services . . . . . . . . . . . .     7,225                         5,242

         Depreciation and Amortization. . . . . .       731                           389

                                                  ---------                     ---------
         Operating Income . . . . . . . . . . . .     2,657                           461

         Interest Expense, Net. . . . . . . . . .      (217)                          (58)
         Other Income (Expense) . . . . . . . . .       284                             -
                                                  ---------                     ---------
         Net Income . . . . . . .. . . . .. . . . $   2,724                     $     403
                                                  =========                     =========

                  MEYER & GABBERT EXCAVATING CONTRACTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                   Meyer & Gabbert Excavating Contractors, Inc
            Unaudited Condensed Consolidated Statements of Cash Flows
              For The Nine Months Ended September 30, 2005 and 2004
                                 (In thousands)



                                                      Nine Months Ended September 30,
                                                     2005                          2004
                                                  ----------                    ----------
         Cash Flows from Operating Activities . . $   2,760                     $     946


         Cash Flows from Investing Activities . .    (1,350)                       (3,693)


         Cash Flows from Financing Activities . .        28                         2,843

                                                  ---------                     ---------
         Net Increase in Cash and Cash
           Equivalents. . . . . . . . . . . . . .     1,438                            96

         Cash and Cash Equivalents at Beginning
           of Period. . . . . . . . . . . . . . .       683                           363
                                                  ---------                     ---------
         Cash and Cash Equivalents at End of
           Period . . . . . . . . . . . . . . . . $   2,121                     $     459
                                                  =========                     =========


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           WCA Waste Corporation

Date: December 19, 2005                   By: /S/ Kevin D. Mitchell

                                              -------------------------
                                              Kevin D. Mitchell
                                              Vice President and
                                              Corporate Controller

                             EXHIBIT INDEX

Exhibit No.                   Description
-----------       ----------------------------------------
Exhibit No.                   Description
-----------       ----------------------------------------

2.1 * + **      Closing and Asset Purchase Agreement dated October 4, 2005 among
                WCA of Florida, Inc., Meyer & Gabbert Excavating Contractors,
                Inc., Leonard Meyer, Jr.; and James Gabbert (incorporated by reference to Exhibit 99.1 to WCA's Current Report on Form 8-K
                (File No. 000-50808) filed with the SEC on October 6, 2005).

2.2 + ** Agreement and Plan of Merger, dated September 30, 2005, WCA Waste Corporation, WCA of Central Florida, Inc., WCA Management Company, L.P., Waste Corporation of America, LLC and WCA of Central Florida, Inc. (incorporated by reference to Exhibit 2.2 to WCA's Current Report on Form 8-K (File No. 000-50808) filed with the SEC on October 6, 2005).

10.1 ** Solid Waste Disposal Agreement dated October 3, 2005 between Waste Corporation of America LLC and WCA Waste Corporation (incorporated by reference to Exhibit 10.1 to WCA's Current Report on Form 8-K (File No. 000-50808) filed with the SEC on October 6, 2005).


* Confidential treatment has been requested with respect to certain information contained in this agreement.

+ Pursuant to Item 601(b)(2) of Regulation S-K, WCA agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

**   Previously filed.